EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We have issued our report dated July 25, 2004 accompanying the consolidated financial statements of SonomaWest Holdings, Inc. appearing in the 2004 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended June 30, 2004 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP

San Francisco, CA
February 1, 2005